Exhibit 23













































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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 2-96332, No. 33-21569, No. 33-51965, , No. 333-41077,
No. 333-65995, and No. 333-78941 of Burlington Coat Factory Warehouse Corporation and subsidiaries on Form S-8 of our report dated July 26, 2000, appearing in this Annual Report on Form 10-K of Burlington Coat Factory Warehouse Corporation and subsidiaries for the year ended June 3, 2000.



DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

August 31, 2000

























                                                                 Page 123 of 125

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                                                       Exhibit 27















                                                                 Page 124 of 125

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